Exhibit 10.1

AMENDMENT NO. 2

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 13, 2010 (“Amendment No. 2”), by and among C&D Technologies, Inc., a Delaware corporation (“Parent”), C&D International Investment Holdings Inc., a Delaware corporation (“International”), C&D Charter Holdings, Inc., a Delaware corporation (“Charter”), C&D Energy Storage, LLC, a Delaware limited liability company (“Energy” and, together with International, Charter each individually, a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wells Fargo Bank, National Association, a national banking association and successor by merger to Wachovia Bank, National Association, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Parent and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers and Guarantors as set forth in, and subject to the terms and conditions of, the Amended and Restated Loan and Security Agreement, dated April 9, 2010, as amended, by and among Agent, Lenders, Borrowers and Guarantors (as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements (as defined therein);

WHEREAS, Borrowers, Guarantors, Agent and Lenders have agreed to certain amendments to the Loan Agreement, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 2, Borrowers, Guarantors, Agent and Lenders wish to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(a) “Amendment No. 2” shall mean this Amendment No. 2 to Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “Amendment No. 2 Effective Date” shall mean the date of the effectiveness of this Amendment No. 2 in accordance with Section 3 of this Amendment No. 2.

1.2 Amendments to Definitions. Each of the defined terms in the Loan Agreement or any of the other Financing Agreements set forth below shall be deemed to be amended and restated in their entirety to have the meaning as to such term set forth below:

(a) “Availability Block” shall mean the amount of $0.

1.3 Interpretation. For purposes of this Amendment No. 2, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which on the date hereof are a continuing condition of the making of Loans and providing Letters of Credit to Borrowers and Guarantors:

2.1 This Amendment No. 2 has been duly authorized, executed and delivered by it, and has been authorized by all necessary action on the part of such Borrower or Guarantor which is a party hereto (and, if necessary, their respective stockholders) and each such agreement is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor, as the case may be, contained herein, constitute the legal, valid and binding obligations of such Borrower or Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

2.2 The execution, delivery and performance of this Amendment No. 2 (a) are all within the corporate or limited liability company powers of each Borrower and Guarantor and (b) are not in contravention of law or the terms of such Borrower’s or Guarantor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or their respective properties are bound.

2.3 After giving effect to this Amendment No. 2, no Default or Event of Default exists or has occurred and is continuing.

3. Conditions Precedent. The amendments contained herein shall become effective on the first date upon which Agent is in receipt of each of the following, in each case in form and substance reasonably satisfactory to Agent:

3.1 an executed original or executed original counterparts of this Amendment No. 2, duly authorized, executed and delivered by the parties hereto;

3.2 a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 2, which any Borrower or any Guarantor is required to obtain from any other Person;

3.3 any approvals of Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 2 as are required under the terms of the Loan Agreement; and

3.4 an executed original or executed original counterparts of an amendment and restatement of the Term Loan Fee Letter, duly authorized, executed and delivered by the parties thereto.

4. Provisions of General Application.

4.1 Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one Agreement.

4.2 Costs, Fees and Expenses. Borrowers and Guarantors agree to reimburse Agent and each Lender (including Term Loan Lender) upon demand by Agent for all costs, fees and expenses (including the reasonable fees and expenses of counsels to Agent and each Lender (including Term Loan Lender)) incurred in connection with the preparation, execution and delivery of this Amendment No. 2.

4.3 Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

4.4 Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by a Borrower or Guarantor to entitle such Borrower or Guarantor to any other consent.

4.5 Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 2.

4.6 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

4.7 Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic means shall also deliver an originally executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 2.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as successor by merger to Wachovia Bank, National Association,
Agent and Issuing Bank

By:	/s/ Marc J. Breier

Title:	Managing Director

SILVER OAK CAPITAL, L.L.C., as Term Loan Lender

By:	/s/ Thomas M. Fuller

Title:	Authorized Signatory

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie

Title:	Senior Vice President and Chief Financial Officer

C&D INTERNATIONAL INVESTMENT HOLDINGS INC.

By:	/s/ John Brawner

Title:	President

C&D CHARTER HOLDINGS, INC.

By:	/s/ Ian J. Harvie

Title:	Director

C&D ENERGY STORAGE, LLC

By:	/s/ Ian J. Harvie

Title:	Director